Exhibit 10.21
NOTICE OF PERFORMANCE RESTRICTED SHARE UNIT AWARD
UNDER THE APOLLO GLOBAL MANAGEMENT, INC.
2019 OMNIBUS EQUITY INCENTIVE PLAN
Apollo Global Management, Inc. (the “Company”), pursuant to the Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”), hereby grants to the individual listed below the number of Performance-Based Restricted Share Units (the “RSUs”) set forth below. The RSUs are subject to the terms and conditions as set forth in this Notice of Restricted Share Unit Award (the “Notice”), the attached Award Agreement (the “Award Agreement”) and the Plan.

Participant:	[ ]
Award Type:	[ ]
Conversion Price:	$[ ], which reflects the volume weighted average price of the Company’s shares for the ten-day period prior to the grant date; this was used to convert the dollar value of the award into a number of RSUs
Number of RSUs Granted:	[ ]
Date of Grant:	[ ]
Vesting Schedule:
Subject to the terms and conditions referenced in the Award Agreement, including satisfaction of the performance condition described therein, the RSUs will vest on the following schedule (each date, a “Vesting Date”)
[ ]

APOLLO GLOBAL MANAGEMENT, INC.

By: _______________________________
Name: Matthew Breitfelder
Title:     Vice President

PERFORMANCE RESTRICTED SHARE UNIT AWARD AGREEMENT
UNDER THE APOLLO GLOBAL MANAGEMENT, INC.
2019 OMNIBUS EQUITY INCENTIVE PLAN
In accordance with the attached Notice delivered to the Participant, the Company and the Participant agree that the terms and conditions contained in the Notice, this Award Agreement (this “Agreement”) and the Plan shall apply to the grant of RSUs set forth in the Notice. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Notice and otherwise in the Plan.
1.    Vesting.
(a)    Generally. Except as otherwise provided in Section1(b), the RSUs shall vest in accordance with the vesting schedule set forth in the Notice (the “Time Test”), provided that (i) the Cash Income Test (as defined below) is satisfied with respect to each applicable Vesting Date, and (ii) the Participant remains in continuous employment with or provides services to the Company or its Affiliates (collectively, the “Company Group”) through each applicable Vesting Date.
    For purposes of this Agreement, satisfaction of the “Cash Income Test” will occur if the available net cash incentive income to the Company, for the one-year period ended one day before each Vesting Date, equals or exceeds the life-to-date accounting expense attributable to all then outstanding RSU Awards, whether held by the Participant or any other Person, and for which vesting requires satisfaction of a net cash incentive income performance condition (all such RSU Awards, “Company RSU Awards”). Notwithstanding the foregoing, if the Cash Income Test is not satisfied in full with respect to any applicable Vesting Date, the Company, in its sole discretion, may elect that the RSUs otherwise eligible to vest on that Vesting Date shall vest pro rata to the extent that the Cash Income Test is satisfied. Any RSUs that do not satisfy the Cash Income Test on any Vesting Date shall instead vest on the first day of the next calendar quarter that the Cash Income Test is satisfied in full (after applying such test as of that date).
    For purposes of applying the Cash Income Test, “available net cash incentive income” shall mean cash incentive income remaining after reduction for certain allocable expenses and “life-to-date accounting expense” shall mean the life-to-date accounting cost attributable to all Company RSU Awards then outstanding that have not yet fully vested. If available net cash incentive income to the Company is insufficient to cause all RSUs outstanding under the Plan that have satisfied the Time Test to satisfy the Cash Income Test as of any given potential vesting date, the available net cash incentive income to the Company may, in the discretion of the Administrator, be allocated among the unvested RSUs outstanding under the Plan that are subject to, but have not yet satisfied, the Cash Income Test.
(b)    Special Vesting on Death or Disability. Notwithstanding the foregoing, if the Participant’s employment or service is terminated either (i) due to the Participant’s death or (ii) by the Company Group by reason of Disability, then the Participant shall vest in 100% of the then unvested RSUs that remain subject to this Agreement upon such termination, subject to (1) the attainment of the Cash Income Test within the succeeding 12 calendar quarters and (2) the Participant’s (or the Participant’s estate or personal representative, if applicable) execution and delivery to the Company of an irrevocable general release of claims in a form satisfactory to the Company within 60 days following the termination date (or such shorter period as may be specified by the Company in accordance with applicable law). For purposes of this Agreement, the Participant shall be deemed to be in continuous employment or service until such time as the Participant dies or otherwise experiences a “separation from service” (as such term is defined in Treasury Regulation §1.409A-1(h)).

2.    Settlement; Delivery of Shares. The Company shall issue and deliver to the Participant one (1) Share (either by delivering one or more certificates for such Shares or by entering such shares in book-entry form, as determined by the Company in its discretion), as settlement of each vested RSU (such Shares, the “RSU Shares”). Such RSU Shares shall be delivered as soon as administratively practicable following the date on which the RSU vests in accordance with Section 1. For the avoidance of doubt, in no event shall any such RSU Shares be delivered later than the 15th day of the third month following the last day of either the Participant’s or the Company’s fiscal year in which the RSU vests, whichever is later. Upon delivery, all such RSU Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale or transfer with respect to such RSU Shares shall comply with applicable securities laws and applicable Company policy as described in Section 4.
3.    Restrictions on RSUs. The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, other than with respect to transfers (a) to the Company, (b) by will or pursuant to the laws of descent and distribution, or (c), if approved by the Administrator in its sole discretion, in accordance with the requirements of Instruction A.1.(a)(5) of Form S-8 under the Securities Act or other applicable law.
4.    Disposition of Shares. Subject to applicable law, the Participant may dispose of the RSU Shares issued under this Agreement during any “window period” in which sales by Company personnel are permitted, and in accordance with the Company’s insider trading policy. All dispositions of RSU Shares are subject to compliance with the Company’s Share Ownership Policy as in effect from time to time and any other applicable Company policies.
5.    Forfeiture.
(a)    Upon the termination of the Participant’s employment or service with the Company Group for any reason (a “Termination”), other than by reason of the Participant’s death or Disability, all then unvested RSUs subject to this Agreement shall be immediately forfeited, terminated and canceled without payment of any consideration by any member of the Company Group, and neither the Participant nor any of its successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs. In addition, if the Participant’s employment or service with the Company Group is terminated either for (i) Cause (as defined on Exhibit A), or (ii) for any other reason and within twelve (12) months following the date of such Termination, the Company determines that the Participant could have been terminated for Cause, then, in each case, the Participant shall forfeit all outstanding RSUs with respect to which RSU Shares have not yet been issued, including any vested RSUs. Except as otherwise expressly set forth herein in Section 1, employment or service with the Company Group for only a portion of a vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon a Termination.
(b)    Notwithstanding anything to the contrary, if (i) upon request of any member of the Company Group, the Participant fails to certify that the Participant remains in compliance with the Participant’s ongoing obligations to the Company Group (as described in Section 9), in such form as may be requested by the Company Group from time to time, or (ii) any member of the Company Group determines based on consultation with the Vice President of the Company and the Global Head of Human Capital or his designees, in its sole discretion acting in good faith, that the Participant has failed to comply with the Participant’s ongoing obligations (as described in Section 9 below) to any member of the Company Group, then, in each case, the Company Group, in its sole discretion, may either (A) delay the issuance of RSU Shares to the Participant in respect of any vested RSUs (to the extent permitted under applicable tax rules without incurring any penalty) or (B) terminate and cancel all of the Participant’s outstanding RSUs, including any vested RSUs, without payment of any consideration by any member of the Company Group, and neither the Participant nor any of its successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in respect of such terminated RSUs.
6.    Shareholder Rights; Dividend Equivalents. The Participant shall have no rights of a shareholder (including voting rights and the right to dividends or distributions) and will not be treated as an owner of Shares for tax or other purposes, except with respect to RSU Shares that have already been delivered. Notwithstanding the foregoing, in the event ordinary cash dividends are paid in respect of the Company’s Shares, then a dividend equivalent of equal value shall accrue and be paid to the Participant with respect to each RSU (whether or not vested) no later than 30 days after such ordinary cash dividend is paid to the holders of Shares. Rights to dividend equivalents on each RSU shall terminate upon the issuance of the underlying RSU Share following vesting, or if earlier, upon the forfeiture of the RSU in connection with the Participant’s Termination. Under no circumstances shall the Participant be entitled to receive (a) both a dividend and a dividend equivalent with respect to an RSU (or its associated RSU Share) or (b) any dividend or dividend equivalent with respect to a forfeited or fractional RSU.
7.    Agreement Subject to Plan. This Agreement is subject to all of the terms, conditions and provisions of the Plan, which are incorporated herein by reference. Without limiting the generality of the immediately preceding sentence, this Agreement specifically incorporates the following sections of the Plan: Section 14(i) (Electronic Delivery), and Section 17 (Section 409A). In the event of any conflict between any provision of this Agreement and the Plan, the Plan shall govern.
8.    No Rights to Continuation of Employment or Service. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continued employment or service with the Company Group or interfere with, or restrict, the right of any member of the Company Group (or its shareholders, as the case may be) to terminate the Participant’s employment or service at any time for any reason whatsoever, with or without Cause. The Plan and this Agreement shall not (a) form any part of any contract of employment or contract for services between any current or former member of the Company Group and any directors, officers or employees thereof, (b) confer any legal or equitable rights (other than those constituting the Awards themselves) against any current or former member of the Company Group, directly or indirectly, or (c) give rise to any cause of action in law or in equity against any current or former member of the Company Group.
9.    Restrictive Covenants. The restrictive covenants set forth in the Participant’s covenants agreement or any other applicable written arrangement with any member of the Company Group, are incorporated herein. Nothing contained herein shall reduce or limit the application or scope of any restrictive covenants in favor of the Company Group (for example, with respect to competition, solicitation, confidentiality, intellectual property, subsequent engagement, interference or disparagement) to which the Participant is otherwise subject (the “Restrictive Covenants”). The Company would not have granted this Award if the Participant had not agreed to be bound by such restrictive covenants, as the same may be amended from time to time. In the event the Participant materially breaches any such Restrictive Covenants, the Participant shall immediately forfeit any rights to the remaining unvested RSUs, if any, or undelivered RSU Shares without payment of any consideration. As further described in Section 22 below, the Company shall also have a right to recoup payment in respect of previously delivered RSU Shares, in addition to any other remedy to which the Company may be entitled as a result of such breach. Nothing in this Agreement or any other agreement or arrangement of the Company Group to which the Participant is subject will (a) prohibit the Participant from making reports of possible violations of U.S. federal law or regulation to any governmental agency or entity in accordance with Section 21F of the Securities Exchange Act of 1934, Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of U.S. federal law or regulation or other similar law, regulation or rule, or (b) require notification or prior approval by the Company Group of any such reporting. For the avoidance of doubt, this Agreement does not limit the Participant’s right to receive a reward from any regulator (including the Securities and Exchange Commission) that provides rewards for providing information relating to a potential violation of law, including, but not limited to, any monetary reward or bounty from a governmental agency or regulatory or law enforcement authority in connection with protected whistleblower activity.
10.    Tax Withholding. The Participant is responsible for all federal, state, local and other taxes and any tax-related penalties the Participant incurs in connection with the Award. The Company Group shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct, from other compensation payable to the Participant, any sums required by applicable law to be withheld or accounted for by the Company Group with respect to any RSU. The Company in its discretion may alternatively reduce the number of shares to be issued by the appropriate number of whole Shares, valued at their then Fair Market Value, or require any other available method to satisfy any withholding or tax obligations of the Company Group with respect to the RSUs at the applicable rates. Fractional RSU Shares shall not be issued and shall be forfeited without any consideration provided therefor, including in instances where the number of RSU Shares was reduced to satisfy any withholding or tax obligations.
11.    Governing Law; Arbitration; Waiver of Jury Trial.
(a)    This Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Delaware (without regard to any conflicts of laws principles thereof that would give effect to the laws of another jurisdiction).
(b)    Any dispute, controversy, suit, action or proceeding (“Proceeding”) arising out of or relating to this Award or any other Award, other than the injunctive relief described in Section 11(c), will, notwithstanding anything to the contrary contained in the Plan, be settled exclusively by arbitration, conducted before a single arbitrator in New York County, New York (applying Delaware law) in accordance with, and pursuant to, the Employment Arbitration Rules and Procedures of JAMS (“JAMS”). The decision of the arbitrator will be final and binding upon the parties hereto. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction. The Company and the Participant will share the JAMS administrative fees, the arbitrator’s fee and expenses. Each party shall be responsible for such party’s attorneys’ fees.
(c)    Either party may commence litigation in court to obtain injunctive relief in aid of arbitration, to compel arbitration, or to confirm or vacate an award, to the extent authorized by the U.S. Federal Arbitration Act or the New York Arbitration Act. The arbitrator may grant interim injunctive relief and the Company or its successors or assigns may commence litigation in court to obtain injunctive relief or an order requiring specific performance to enforce, or prevent any violations of, the Restrictive Covenants.
(d)    IF THIS AGREEMENT TO ARBITRATE IS HELD INVALID OR UNENFORCEABLE THEN, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTICIPANT AND THE COMPANY WAIVE AND COVENANT THAT THE PARTICIPANT AND THE COMPANY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH AN AWARD UNDER THE PLAN OR ANY MATTERS CONTEMPLATED THEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT THE COMPANY GROUP OR THE PARTICIPANT MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT BETWEEN THE COMPANY GROUP AND THE PARTICIPANT IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO AN AWARD UNDER THE PLAN AND THAT ANY PROCEEDING PROPERLY HEARD

BY A COURT UNDER AN AWARD AGREEMENT UNDER THE PLAN WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
12.    Agreement Binding on Successors. The terms of this Agreement shall be binding upon the Participant and their heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company Group and its successors and assignees, subject to the terms of the Plan.
13.    No Assignment. Subject to Section 3, neither this Agreement nor any rights granted herein shall be assignable by the Participant other than (with respect to any rights that survive the Participant’s death) by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or RSU Shares by any holder thereof in violation of the provisions of this Agreement or the Plan will be valid, and the Company will not transfer any of said RSUs or RSU Shares on its books nor will any RSU Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to, and not in lieu of, any other remedies, legal or equitable, available to enforce said provisions.
14.    HSR. Prior to any acquisition by the Participant of common stock of the Company, whether by way of open market purchase, vesting of restricted stock units, conversion or exercise of options or warrants, or otherwise, and whether or not contemplated by this Agreement (“Acquisition”), the Participant and the Company will take commercially reasonable efforts in respect of any Acquisition to ensure that the Participant complies with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), 15 U.S.C. § 18a, including making any filings required under the HSR Act, paying the necessary filing fees, which will be the Participant’s sole responsibility to pay, and observing the statutory waiting period(s). Subject to the foregoing, the Participant will provide at least 60 days’ written notice to the Company prior to any Acquisition that would require a filing under the HSR Act.
15.    Limitation on the Participant’s Rights. The Participant has no legal or equitable rights, interests or claims in any property of the Company due to the Plan, the Notice, this Agreement or the grant of RSUs contained herein. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the RSU Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.
16.    Severability. Should any provision of this Agreement be held by an arbitrator or court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, then in lieu of severing any such provisions, they shall be construed by the appropriate judicial body or arbitral tribunal by limiting or reducing them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body or arbitral tribunal shall not affect the enforceability of any such provisions in any other jurisdiction.

17.    Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.
18.    Entire Agreement. The Notice, this Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior writings and understandings with respect to the grant of RSUs covered by this Agreement and these RSUs are granted in full settlement of the Participant’s rights to receive RSUs in respect of the particular Award Type referenced in the Notice. The Participant acknowledges that any summary of the Plan or this Agreement provided by the Company is subject in its entirety to the terms of the Plan and this Agreement. References to this Agreement in the Plan or otherwise include references to Exhibit A and Exhibit B.
19.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any Section.
20.    Amendment. Except as otherwise provided in the Plan, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
21.    Acknowledgements and Representations. By acceptance of this Award, the Participant is deemed to have agreed to the acknowledgements and representations in this Section 21 and otherwise in this Agreement. The Participant is acquiring the RSUs and, if and when the RSUs vest, will acquire the RSU Shares covered thereby solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell or distribute, or to offer for resale in connection with any unregistered distribution, all or any portion of the RSUs or RSU Shares within the meaning of the Securities Act and/or any applicable state securities laws. The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Award and the restrictions imposed on the RSUs and the RSU Shares. The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to accept this Award. However, in evaluating the merits and risks of an investment in the Company, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors. The Participant is aware that the RSU Shares may be of no practical value. The Participant has read and understands the restrictions and limitations set forth in the Plan and this Agreement, which are imposed on the RSUs and the RSU Shares. The Participant is responsible for all taxes and any tax-related penalties the Participant incurs or is liable for in connection with this Award, including but not limited to any withholding taxes, employment or payroll taxes and social security. The Participant confirms that the Participant has not relied on any warranty, representation, assurance or promise of any kind whatsoever in entering into this Agreement other than as expressly set out in this Agreement or in the Plan. If the Award was granted after the Participant’s Termination, the Participant acknowledges that the Participant is an “accredited investor” as that term is defined in Regulation D under the Securities Act, the RSUs and RSU Shares covered by this Award are not registered on Form S-8 under the Securities Act and that Shares to be issued to the Participant under the Plan are expected to be “restricted securities” within the meaning of Rule 144 under the Securities Act.
22.    Recoupment. By accepting this Award, the Participant is deemed to acknowledge and agree that the Participant will be subject to any policy adopted by the Company that provides for the repayment or forfeiture of incentive compensation, including, without limitation, the Apollo Corporate Recoupment Policy, as may be amended from time to time, and this Award shall be subject to recoupment or forfeiture per any such policy, in accordance therewith, or as otherwise required by law or applicable regulatory rules or guidance.

23.    Regional and Country-Specific Provisions. The regional and country-specific terms and conditions set forth on Exhibit B shall apply to this Award solely to the extent applicable to the Participant based on the Participant’s residency, location of service or region in which they are otherwise a taxpayer, as applicable. Without limiting the Administrator’s powers under the Plan, to the extent the Participant relocates their residency and/or employment or service to another country, the additional terms and conditions set forth in this Section for such region or country (if any, and as such terms may be modified or supplemented from time to time) shall apply to the extent the Company determines, in its sole discretion, that the application of such section is necessary or advisable.
24.    Deemed Acceptance. This Award shall be effective as of the Date of Grant and shall not require the Participant’s countersignature. The Participant shall be deemed to accept this Award, subject to the terms and conditions set forth in the Notice, this Agreement and the Plan unless the Participant provides to the Company written notification to the attention of its Global Head of Human Capital, of the Participant’s rejection of this Award not later than 30 days after the Date of Grant (in which case this Award will be forfeited and the Participant shall have no further right or interest therein as of such date).

Exhibit A

Definition

“Cause” means the Participant’s: (a) commission of an intentional violation of a material law or regulation, intentional misconduct, reckless disregard of the Participant’s duties or deliberate failure to perform the Participant’s duties, in each case, in connection with the Participant’s performance of services for any member of the Company Group or that relates to or impacts the business of the Company Group; (b) commission of an intentional and material breach of a written Company code of ethics or other policy of, or written agreement with, any member of the Company Group; (c) commission of any misconduct or failure to take any action that, individually or in the aggregate, has caused or substantially contributed to, or is reasonably likely to cause or substantially contribute to, material economic or reputational harm to any member of the Company Group (excluding any mistake of judgment acting in good faith); (d) conviction of or plea of no contest to (i) any misdemeanor involving moral turpitude or (ii) any felony, including, in each case, a foreign law equivalent, and provided that, in each case, such action (A) has a significant adverse effect on the Participant’s ability to perform services for any member of the Company Group, or (B) relates to or impacts the business of the Company Group; (e) fraud in connection with the Participant’s performance of services for the Company Group; or (f) embezzlement from any member of the Company Group or its interest holders; provided, that, the Participant fails to cure within fifteen (15) business days after written notice thereof, to the extent such occurrence is susceptible to cure, the items set forth in clauses (b) and (c).

A-1